Exhibit 99.1
HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Quarter ended				Year ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2009	2009	2009	2009	2009
Revenues and reimbursable expenses:
Revenues	$132,379	$136,182	$149,013	$141,884	$559,458
Reimbursable expenses	12,447	11,714	12,731	10,740	47,632

Total revenues and reimbursable expenses	144,826	147,896	161,744	152,624	607,090
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	81,834	84,821	91,012	85,149	342,816
Intangible assets amortization	1,686	1,087	961	961	4,695
Reimbursable expenses	12,476	11,702	12,718	10,750	47,646

Total direct costs and reimbursable expenses	95,996	97,610	104,691	96,860	395,157

Operating expenses:
Selling, general and administrative	30,808	30,933	27,202	29,481	118,424
Restructuring charges	—	—	1,942	591	2,533
Restatement related expenses	—	385	13,042	4,063	17,490
Depreciation and amortization	5,551	5,638	5,484	5,443	22,116
Impairment charge on goodwill	—	—	67,034	—	67,034

Total operating expenses	36,359	36,956	114,704	39,578	227,597
Other gain	—	2,687	—	—	2,687

Operating income (loss)	12,471	16,017	(57,651)	16,186	(12,977)
Other income (expense):
Interest expense, net of interest income	(2,734)	(3,020)	(3,256)	(3,246)	(12,256)
Other income (expense)	(473)	643	1,020	693	1,883

Total other expense	(3,207)	(2,377)	(2,236)	(2,553)	(10,373)

Income (loss) from continuing operations before income tax expense	9,264	13,640	(59,887)	13,633	(23,350)
Income tax expense (benefit)	4,686	6,890	(18,541)	4,126	(2,839)

Net income (loss) from continuing operations	4,578	6,750	(41,346)	9,507	(20,511)
Income (loss) from discontinued operations (including loss on disposal of $0.4 million for the three and twelve months ended December 31, 2009), net of tax	2,498	2,896	(22,648)	4,892	(12,362)

Net income (loss)	$7,076	$9,646	$(63,994)	$14,399	$(32,873)

Net earnings (loss) per basic share:
Income (loss) from continuing operations	$0.23	$0.34	$(2.04)	$0.47	$(1.02)
Income (loss) from discontinued operations, net of tax	$0.13	$0.15	$(1.12)	$0.24	$(0.61)

Net income (loss)	$0.36	$0.49	$(3.16)	$0.71	$(1.63)

Net earnings (loss) per diluted share:
Income (loss) from continuing operations	$0.23	$0.33	$(2.04)	$0.47	$(1.02)
Income (loss) from discontinued operations, net of tax	$0.12	$0.14	$(1.12)	$0.24	$(0.61)

Net income (loss)	$0.35	$0.47	$(3.16)	$0.71	$(1.63)

Weighted average shares used in calculating earnings (loss) per share:

Basic	19,528	19,752	20,239	20,271	20,114
Diluted	20,252	20,405	20,239	20,419	20,114

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Quarter ended				Year ended
Segment and Consolidated Operating Results (in thousands):	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	December 31, 2009
Health and Education Consulting:
Revenues	$92,022	$91,469	$99,714	$90,676	$373,881
Operating income	$33,640	$34,430	$38,676	$34,549	$141,295
Segment operating income as a percent of segment revenues	36.6%	37.6%	38.8%	38.1%	37.8%
Legal Consulting:
Revenues	$22,868	$31,241	$29,314	$31,401	$114,824
Operating income	$3,241	$7,715	$5,360	$5,719	$22,035
Segment operating income as a percent of segment revenues	14.2%	24.7%	18.3%	18.2%	19.2%
Financial Consulting:
Revenues	$17,489	$13,472	$19,985	$19,807	$70,753
Operating income	$3,670	$1,918	$4,421	$7,196	$17,205
Segment operating income as a percent of segment revenues	21.0%	14.2%	22.1%	36.3%	24.3%
Total Company:
Revenues	$132,379	$136,182	$149,013	$141,884	$559,458
Reimbursable expenses	12,447	11,714	12,731	10,740	47,632

Total revenues and reimbursable expenses	$144,826	$147,896	$161,744	$152,624	$607,090

Statement of operations reconciliation:
Segment operating income	$40,551	$44,063	$48,457	$47,464	$180,535
Charges not allocated at the segment level:
Other selling, general and administrative expenses	22,529	22,408	33,590	25,835	104,362
Depreciation and amortization expense	5,551	5,638	5,484	5,443	22,116
Impairment charge on goodwill	—	—	67,034	—	67,034

Total operating income (loss)	12,471	16,017	(57,651)	16,186	(12,977)
Other expense, net	3,207	2,377	2,236	2,553	10,373

Income (loss) from continuing operations before income tax expense	$9,264	$13,640	$(59,887)	$13,633	$(23,350)

Other Operating Data:

Number of full-time billable consultants (at period end)(1):
Health and Education Consulting	895	868	844	857	857
Legal Consulting	161	141	134	141	141
Financial Consulting	87	89	94	87	87

Total	1,143	1,098	1,072	1,085	1,085
Average number of full-time billable consultants (for the period) (1):
Health and Education Consulting	902	887	858	854	875
Legal Consulting	162	152	140	140	148
Financial Consulting	92	88	94	91	90

Total	1,156	1,127	1,092	1,085	1,113
Full-time billable consultant utilization rate (2):
Health and Education Consulting	78.0%	75.3%	75.1%	72.4%	75.3%
Legal Consulting	53.7%	61.9%	58.0%	54.6%	57.1%
Financial Consulting	71.3%	70.4%	74.1%	58.6%	68.8%
Total	74.1%	73.1%	72.8%	69.0%	72.3%

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Quarter ended				Year ended
Other Operating Data:	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	December 31, 2009
Full-time billable consultant average billing rate per hour (3):
Health and Education Consulting	$246	$262	$299	$287	$272
Legal Consulting	$233	$212	$188	$192	$207
Financial Consulting	$312	$283	$329	$375	$323
Total	$250	$258	$291	$285	$270
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$92	$93	$106	$94	$385
Legal Consulting	$57	$61	$51	$45	$216
Financial Consulting	$117	$110	$133	$118	$486
Total	$89	$90	$101	$90	$370
Average number of full-time equivalents (for the period) (4):
Health and Education Consulting	97	109	107	132	111
Legal Consulting	503	678	645	750	644
Financial Consulting	108	64	106	136	103

Total	708	851	858	1,018	858
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$95	$81	$85	$76	$335
Legal Consulting	$27	$32	$34	$34	$129
Financial Consulting	$62	$59	$71	$67	$262
Total	$42	$41	$45	$43	$171

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.